Exhibit 99.1

Contacts:        Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Tom Baker

Vice President, Finance

978.282.2301

Varian Semiconductor Equipment Associates Reports

Fiscal Year 2010 and Fourth Quarter Results

GLOUCESTER, MA, October 28, 2010 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (NASDAQ: VSEA) today announced results for its fiscal year 2010 fourth quarter ended October 1, 2010.

Revenue for the fourth quarter of fiscal year 2010 totaled $258.8 million, compared to revenue of $117.5 million for the same period a year ago. Varian Semiconductor recorded net income of $59.2 million, or $0.79 per diluted share during the fourth quarter of fiscal year 2010, compared to net income of $7.6 million, or $0.10 per diluted share for the same period a year ago.

Revenue for fiscal year 2010 totaled $831.8 million, compared to revenue of $362.1 million for fiscal year 2009. Varian Semiconductor recorded net income of $159.6 million, or $2.12 per diluted share for fiscal year 2010, compared to a net loss of $38.0 million, or $0.52 per diluted share for fiscal year 2009.

Gary Dickerson, chief executive officer of Varian Semiconductor, said, “Our overall results were much improved in fiscal year 2010 from 2009. This improvement was driven by both our individual performance and by implant’s more rapid growth compared to overall wafer fab equipment. With the introduction of Trident, our new high current tool and Solion, our solar ion implant tool, we expect to strengthen our current market position and develop new markets in fiscal year 2011.”

Bob Halliday, chief financial officer, provided forward guidance for the first quarter of fiscal year 2011, “In the fourth quarter, we reported our highest-ever quarterly earnings per share. Our fourth quarter earnings per share of $0.79 exceeded our guidance of $0.70 to $0.75 per share and our gross margins of 49.2% also exceeded our guidance. First quarter revenue is expected to be between $270.0 and $280.0 million and earnings per share are anticipated to range from $0.84 to $0.89, which would be a quarterly record for Varian Semiconductor.”

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. Eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is a leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. Varian Semiconductor’s products are used by chip manufacturers worldwide to produce high-performance semiconductor devices. Customers have made Varian Semiconductor the market leader in ion implant because of its architecturally superior products that lower their costs and improve their productivity.

Varian Semiconductor provides support, training, and after-market products and services that help its customers to obtain high utilization and productivity, reduce operating costs, and extend capital productivity of customer investments through

VSEA Announces Q4 and FY 2010 Results	Page 2	October 28, 2010

multiple product generations. Varian Semiconductor has ranked #1 in the VLSI Research Customer Satisfaction Survey 13 times over the last 14 years. Varian Semiconductor operates globally and is headquartered in Gloucester, Massachusetts. More information can be found on Varian Semiconductor’s web site at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning Varian Semiconductor’s strengthening of its current market position and development of new markets in fiscal year 2011, guidance for first quarter fiscal 2011 revenue, earnings per diluted share, financial performance and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; market adoption of Varian Semiconductor’s new products, such as the Solion implant product; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; and Varian Semiconductor’s dependence on certain key personnel. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended October 2, 2009 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces Q4 and FY 2010 Results	Page 3	October 28, 2010

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009
	(unaudited)		(unaudited)
Revenue
Product	$240,912	$105,549	$769,574	$309,230
Service	17,914	11,959	62,206	52,851

Total revenue	258,826	117,508	831,780	362,081

Cost of revenue	131,570	64,165	424,383	219,413

Gross profit	127,256	53,343	407,397	142,668

Operating expenses
Research, development and engineering	26,377	19,889	98,233	80,063
Marketing, general and administrative	32,423	23,193	121,705	96,193
Restructuring	—	187	380	9,159

Total operating expenses	58,800	43,269	220,318	185,415

Operating income (loss)	68,456	10,074	187,079	(42,747)

Interest income, net	815	842	3,626	4,354
Other expense, net	(70)	(344)	(1,132)	(1,088)

Income (loss) before income taxes	69,201	10,572	189,573	(39,481)
Provision for (benefit from) income taxes	10,000	2,933	29,989	(1,483)

Net income (loss)	$59,201	$7,639	$159,584	$(37,998)

Weighted average shares outstanding – basic	74,699	73,354	74,372	73,075
Weighted average shares outstanding – diluted	75,360	73,177	75,275	73,075
Net income (loss) per share – basic	$0.79	$0.10	$2.15	$(0.52)
Net income (loss) per share – diluted	$0.79	$0.10	$2.12	$(0.52)

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VSEA Announces Q4 and FY 2010 Results	Page 4	October 28, 2010

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 1, 2010	October 2, 2009
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$235,450	$192,148
Short-term investments	60,871	44,043
Accounts receivable, net	223,960	115,002
Inventories	190,538	100,764
Deferred income taxes	20,955	19,601
Other current assets	21,428	22,188

Total current assets	753,202	493,746

Long-term investments	101,332	86,439
Property, plant and equipment, net	68,140	65,785
Long-term deferred income taxes	4,363	5,325
Other assets	15,173	14,944

Total assets	$942,210	$666,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$668	$610
Accounts payable	53,529	26,449
Accrued expenses	46,071	22,812
Income taxes payable	7,476	1,820
Product warranty	8,627	3,943
Deferred revenue	46,707	27,098

Total current liabilities	163,078	82,732

Long-term accrued expenses and other long-term liabilities	80,206	66,285
Long-term debt	924	1,592

Total liabilities	244,208	150,609

Stockholders’ equity
Common stock	958	945
Capital in excess of par value	654,458	612,930
Less: Cost of treasury stock	(732,859)	(714,877)
Retained earnings	775,635	616,051
Accumulated other comprehensive (loss) income	(190)	581

Total stockholders’ equity	698,002	515,630

Total liabilities and stockholders’ equity	$942,210	$666,239

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